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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   Form 8-K


                                CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15 (D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT: October 1, 1997 (signed)
(Date of the earliest event reported) September 17, 1997





                      ROCKY MOUNTAIN INTERNET, INC.
            ----------------------------------------------------
            Exact name of Registrant as specified in its charter


                      COMMISSION FILE NUMBER:  001-12063
                                               ---------

Delaware                                               84-1322326
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State or other jurisdiction of                         I.R.S. Employer
incorporation or organization                          Identification


1099 18th Street, Suite 3000 DENVER COLORADO           80202
--------------------------------------------           --------
Address of principal executive offices                 Zip Code


Registrant's telephone number, including area code:    303-672-0700
                                                       ------------

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Item 5.   Other Events

ROCKY MOUNTAIN INTERNET SIGNS LETTER OF INTENT WITH MAJOR INVESTOR

The registrant (the "Company") signed a non-binding letter of intent with a third party investor on September 17, 1997 under the terms of which the Company would sell to the investor newly-issued common shares of the Company representing 13 percent of the outstanding common shares of the Company (as such percentage is determined on a fully diluted basis after the issuance of shares to the investor and giving effect to the dilution resulting from the exercise or conversion of any warrants, options, convertible preferred shares or other similar interests in the Company outstanding on the date hereof) for a cash purchase price of approximately $2,450,000. The Company would also issue to the investor warrants, exercisable for a period of 18 months, that would allow the investor to purchase additional Company common shares representing 24 percent of the outstanding common shares of the Company if all such warrants were exercised (as such percentage is determined above but after giving effect to the exercise of such warrants by the investor) for an aggregate exercise price of $6,000,000. If the transaction is consummated, the investor would be appointed as president, Chief Executive Officer and the Chairman of the Company's board of directors, and would designate three of the Company's five directors.

The closing of the transaction is subject to a number of conditions, including completion of due diligence on the Company by the investor to his satisfaction, and negotiation and execution of binding documentation for the transaction.
The investor is now performing his due diligence and the parties are preparing binding documentation.

In a separate transaction that if consummated is expected to close contemporaneously with the above transaction, the investor agreed to purchase from four Company shareholders, including current officers and directors of the Company, common shares of the Company representing 2 percent of the currently outstanding Company common shares (as such percentage is determined in the first sentence above) for a cash purchase price of $550,000 and enter into an arrangement with three of those shareholders under the terms of which the investor would have the right to vote the remaining 1,220,691 common shares owned by those persons representing 10 percent of the currently outstanding Company common shares (as such percentage is determined immediately above).

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by undersigned, thereunto duly authorized.

ROCKY MOUNTAIN INTERNET, INC.

By:  /s/ DAVID L. EVANS               Date: October 1, 1997
    -------------------
    David L. Evans
    Chief Financial Officer
    and Executive Vice President